Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Prairie Operating Co. on Form S-1 of our report dated March 30, 2023, relating to the consolidated financial statements of Nickel Road Operating LLC, appearing in the Current Report on Form 8-K/A dated January 26, 2024, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado
February 9, 2024